United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 31, 2011
OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21990 (Commission File Number)	13-3679168 (I.R.S. Employer Identification No.)
701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080
(Address of principal executive offices)
Registrant’s telephone number, including area code: (650) 635-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On January 31, 2011, OXiGENE, Inc. (“OXiGENE” or “we”) filed a prospectus supplement to its shelf registration statement on Form S-3 (File No. 333-155371) previously filed with the Securities and Exchange Commission (the “SEC”) relating to the sale of an additional $4,790,000 of OXiGENE common stock from time to time pursuant to the At Market Issuance Sales Agreement, dated July 21, 2010 (the “Agreement”), by and between OXiGENE and McNicoll, Lewis & Vlak LLC, as Agent. We previously filed with the SEC a prospectus supplement dated July 21, 2010 relating to the sale of 14,250,000 shares of common stock pursuant to the Agreement. As of January 31, 2011, shares of common stock in an aggregate offering amount of $4,285,643 have been sold under the July 21, 2010 prospectus supplement, and no further sales of shares will be made under that prospectus supplement. Sales of common stock under the January 31 prospectus supplement will be made from time to time as market conditions warrant, in the Company’s discretion.
     The Agreement has been previously filed as Exhibit 10.1 to our Current Report on Form 8-K on July 21, 2010 and is incorporated herein by reference. A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., relating to the legality of the shares, is filed as Exhibit 5.1 to this Current Report and is incorporated by reference into the registration statement.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.
Date: January 31, 2011	/s/ Dr. Peter J. Langecker
By: Dr. Peter J. Langecker
Its: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.